CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 50 to the registration statement on Form N-1A (the "Registration Statement") of our report dated September 30, 1998, relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Report to Shareholders of INVESCO Growth Fund, Inc. (now one of the portfolios comprising INVESCO Stock Funds, Inc., formerly INVESCO Equity Funds, Inc. which was formerly known as INVESCO Capital Appreciation Funds, Inc.), of our report dated July 6, 1999, relating to the financial statements and financial highlights appearing in the May 31, 1999 Annual Report to Shareholders of INVESCO Emerging Opportunity Funds, Inc. (now one of the portfolios comprising INVESCO Stock Funds, Inc.), of our report dated September 9, 1998, relating to the financial statements and financial highlights of INVESCO S&P 500 Index Fund appearing in the July 31, 1998 Annual Report to Shareholders of INVESCO Specialty Funds, Inc. (now one of the portfolios comprising INVESCO Stock Funds, Inc.) and of our report dated September 30, 1998, relating to the financial statements and financial highlights of INVESCO Value Equity Fund appearing in the August 31, 1998 Annual Report to Shareholders of INVESCO Value Trust (now one of the portfolios comprising INVESCO Stock Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants" and "Financial Statements" in the Statements of Additional Information.



PricewaterhouseCoopers LLP

Denver, Colorado
July 13, 1999